      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2003

                                                   REGISTRATION NO. 333-_____
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            STERLING BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                              74-2175590
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)



    2550 NORTH LOOP WEST, SUITE 600
          HOUSTON, TEXAS                                       77092
(Address of Principal Executive Offices)                     (Zip Code)

                            STERLING BANCSHARES, INC.
                   2003 STOCK INCENTIVE AND COMPENSATION PLAN
                            (Full title of the plan)

                              J. DOWNEY BRIDGWATER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         2550 NORTH LOOP WEST, SUITE 600
                              HOUSTON, TEXAS 77092
                                 (713) 466-8300

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                             PROPOSED
                                                             MAXIMUM         PROPOSED MAXIMUM
                                          AMOUNT TO BE    OFFERING PRICE        AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)    PER SHARE(2)      OFFERING PRICE(2)   REGISTRATION FEE
------------------------------------     ---------------  ---------------   ------------------  ------------------
Common Stock, par value $1.00 per share     2,150,000        $11.90             $25,585,000          $2,069.83
==================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares of common stock registered hereby includes an indeterminate number of additional shares that may be issued under the above-referenced plan as a result of anti-dilution provisions, recapitalizations, stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices per share of the common stock as reported on The Nasdaq National Market on May 13, 2003, which is within 5 days of the filing of this registration statement.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Sterling Bancshares, Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K (File No. 0-20750) for the fiscal year ended December 31, 2002;

                  (b) The Registrant's Quarterly Report on Form 10-Q (File No. 0-20750) for the quarterly period ended March 31, 2003.

                  (c) The Registrant's Current Reports on Form 8-K (File No. 0-20750) filed on January 16, 2003, January 23, 2003, April 15, 2003 and April 17, 2003; and

                  (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A (File No. 0-20750), filed with the Commission on October 19, 1992, including any amendments and reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this registration statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated and Amended Articles of Incorporation, as amended, provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceedings (whether by or in the right of the Registrant or otherwise) in which he or she may become involved or with which he or she may be threatened, by reason of his or her being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors of the Registrant shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of the Registrant.

         The Registrant's Amended and Restated Bylaws provide for indemnification of directors and officers to the full extent permitted by law if the director or officer acted in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any indemnification shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such determination shall be made in the case of any officer or director: by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time of the vote named defendants or respondents in the proceeding; if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; by special legal counsel selected by the Board of Directors or a committee of the Board of Directors; or, by the shareholders in a vote that excludes the shares held by the directors who are named defendants or respondents in the proceeding. In the case of an employee or agent of the Registrant who is not an officer or director of the Registrant, such determination shall be made pursuant to the foregoing provisions or by the Chief Executive Officer or any officer authorized by the Chief Executive Officer.

         Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

         Under an insurance policy maintained by the Registrant, the directors and officers of the Registrant are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number   Description
-------  -----------
+4.1     Restated and Amended Articles of Incorporation of Sterling Bancshares,
         Inc. (filed as Exhibit 3.1 to the Registrant's Registration Statement
         on Form S-3 (File Nos. 333-55724, 333-55724-01 and 333-55724-02) and
         incorporated herein by reference).

+4.2     Articles of Amendment to the Restated and Amended Articles of
         Incorporation of Sterling Bancshares, Inc. (filed as Exhibit 3.2 to the
         Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 0-20750) and incorporated herein by reference).

+4.3     Amended and Restated Bylaws of Sterling Bancshares, Inc. (filed as
         Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 0-20750) and incorporated herein by reference).

4.4*     Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan.

5.1*     Opinion of Andrews & Kurth L.L.P. as to the legality of the securities.

23.1*    Consent of Deloitte & Touche LLP.

23.2*    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1*    Power of Attorney (set forth on the signature page of this Registration
         Statement).

---------------
+ Incorporated by Reference.

* Filed herewith.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2003.

                              STERLING BANCSHARES, INC.


                              By: /s/ J. DOWNEY BRIDGWATER
                                 -------------------------------------
                                 J. Downey Bridgwater
                                 President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sterling Bancshares, Inc. (the "Registrant") hereby constitutes and appoints J. Downey Bridgwater and James W. Goolsby, Jr., and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                TITLE                                 DATE
         /s/ GEORGE MARTINEZ                         Chairman of the                         May 15, 2003
------------------------------------               Board and Director
             George Martinez

       /s/ J. DOWNEY BRIDGWATER              President, Chief Executive Officer and          May 15, 2003
------------------------------------         Director (Principal Executive Officer)
           J. Downey Bridgwater

      /s/ STEPHEN C. RAFFAELE                  Executive Vice President and                  May 15, 2003
------------------------------------           Financial Officer (Principal
          Stephen C. Raffaele                    Accounting Officer)

       /s/  GEORGE BEATTY, JR.                          Director                             May 15, 2003
------------------------------------
            George Beatty, Jr.

           /s/   ANAT BIRD                              Director                             May 15, 2003
------------------------------------
                 Anat Bird

           /s/ JOHN H. BUCK                             Director                             May 15, 2003
------------------------------------
               John H. Buck

         /s/ JAMES D. CALAWAY                           Director                             May 15, 2003
------------------------------------
             James D. Calaway

        /s/ HAROLD L. CAMPBELL                          Director                             May 15, 2003
------------------------------------
            Harold L. Campbell

         /s/ BRUCE J. HARPER                            Director                             May 15, 2003
------------------------------------
             Bruce J. Harper

         /s/ DAVID L. HATCHER                           Director                             May 15, 2003
------------------------------------
             David L. Hatcher

         /s/ GLENN H. JOHNSON                           Director                             May 15, 2003
------------------------------------
             Glenn H. Johnson

         /s/ JAMES J. KEARNEY                           Director                             May 15, 2003
------------------------------------
             James J. Kearney

     /s/ PAUL MICHAEL MANN, M.D.                        Director                             May 15, 2003
------------------------------------
         Paul Michael Mann, M.D.

         /s/ G. EDWARD POWELL                           Director                             May 15, 2003
------------------------------------
             G. Edward Powell

                                                        Director                             May   , 2003
------------------------------------
             Thomas A. Reiser

        /s/ Steven F. Retzloff                          Director                             May 15, 2003
------------------------------------
            Steven F. Retzloff

        /s/ RAIMUNDO RIOJAS E.                          Director                             May 15, 2003
------------------------------------
            Raimundo Riojas E.

     /s/ HOWARD T. TELLEPSEN, JR.                       Director                             May 15, 2003
------------------------------------
         Howard T. Tellepsen, Jr.

                                  EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
+4.1     Restated and Amended Articles of Incorporation of Sterling Bancshares,
         Inc. (filed as Exhibit 3.1 to the Registrant's Registration Statement
         on Form S-3 (File Nos. 333-55724, 333-55724-01 and 333-55724-02) and
         incorporated herein by reference).

+4.2     Articles of Amendment to the Restated and Amended Articles of
         Incorporation of Sterling Bancshares, Inc. (filed as Exhibit 3.2 to the
         Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 0-20750) and incorporated herein by reference).

+4.3     Amended and Restated Bylaws of Sterling Bancshares, Inc. (filed as
         Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (File No. 0-20750) and incorporated herein by reference).

4.4*     Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan.

5.1*     Opinion of Andrews & Kurth L.L.P. as to the legality of the securities.

23.1*    Consent of Deloitte & Touche LLP.

23.2*    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1*    Power of Attorney (set forth on the signature page of this Registration
         Statement).

---------------
+ Incorporated by reference.
* Filed herewith